EXHIBIT 10.19

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of January 31, 2025 (the “Effective Date”) by and between Structural Capital Investments III, LP (“Lender”), Ocean II PLO LLC, a California limited liability company, as administrative and collateral agent for Lender (“Agent”), and Urgent.ly Inc., a Delaware corporation (“Borrower”), Roadside Innovation Inc., a Delaware corporation (“Roadside”), and Urgently Canada Technologies ULC, a British Columbia Corporation (“UCT”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Third Amended and Restated Loan and Security Agreement, dated as of January 19, 2024, by and among Borrower, Roadside, UCT, Lender and Agent, as amended pursuant to that certain Frist Amendment to Third Amended and Restated Loan and Security Agreement dated as of December 31, 2024 (collectively, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Loan Agreement.

RECITALS

WHEREAS, the Loan Parties desire Lender and Agent to extend the Maturity Date from February 1, 2025 to February 15, 2025.

WHEREAS, pursuant to Section 13.4 of the Loan Agreement, any amendments, modifications, discharges or waivers of, or consents to the Loan Agreement or other Loan Documents require the written consent of the Agent, the Required Lenders and Borrower, and the undersigned constitute the requisite parties to effectuate this Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and agreeing to be bound by the terms hereof, the parties to this Amendment hereby agree as follows:

1.
Amendment to Loan Agreement. The definition of “Maturity Date” shall be amended and restated in its entirety as follows, with such amendment to be effective as of the date hereof:

“Maturity Date” means, with respect to all Advances, February 15, 2025.

2.
No Other Amendments. Except as expressly provided in Paragraph 1 hereof, the execution of this Amendment shall not be deemed to constitute an amendment to the Loan Agreement, and all other terms and conditions of the Loan Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect.
3.
Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Agent and Lender on demand for all Lender Expenses. Without limiting the generality of the foregoing, Borrower specifically agrees to pay the reasonable and documented fees and disbursements of counsel to Agent or Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto, which documentation may be un summary form (i.e., detailed descriptions shall not be required).
4.
Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent as follows:

Second Amendment to Third Amended and

Restated Loan and Security Agreement

a.
Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
b.
Borrower has no Subsidiaries other than as disclosed in the Perfection Certificate.
c.
The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the articles of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or Loan Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.
d.
No Event of Default exists under the Loan Agreement, and all of Borrower’s representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
5.
Release of Agent/Lender.
A.
Borrower, for itself and on behalf of its respective heirs, legal representatives, and successors and assigns, as applicable, hereby release Agent, Lender and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this Amendment, the Loan Agreement and the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrower or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the loan made under the Loan Documents and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).
B.
Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the loan made under the Loan Documents or attempting to foreclose on, or obtain a receiver for, any collateral for the loan made under the Loan Documents and all statutory claims and causes of action of every nature.

Second Amendment to Third Amended and

Restated Loan and Security Agreement

C.
In connection with the release contained in this Paragraph 5 (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by Borrower against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.
D.
The Release contained in this Amendment shall be effective and irrevocable upon the execution of this Amendment by Agent, Lender and Borrower without any further documentation.
E.
BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO BORROWER AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT BORROWER DOES NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST AGENT AND LENDER AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE LOAN.
F.
THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.
G.
Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

6.
Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. The provisions of Sections 12 and 13 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

Second Amendment to Third Amended and

Restated Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

LOAN PARTIES:

Urgent.ly Inc.

By: /s/ Timothy C. Huffmyer
Name: Timothy C. Huffmyer
Title: Chief Financial Officer

Roadside Innovations Inc.

By: /s/ Timothy C. Huffmyer
Name: Timothy C. Huffmyer
Title: Chief Financial Officer

Urgently Canada Technologies ULC

By: /s/ Timothy C. Huffmyer
Name: Timothy C. Huffmyer
Title: Chief Financial Officer

Second Amendment to Third Amended and

Restated Loan and Security Agreement

LENDER:

Structural Capital Investments III, LP, a Delaware limited partnership

By: Structural Capital GP III, LLC, a Delaware limited liability company, its General Partner

By: /s/ Lawrence Gross
Name: Lawrence Gross
Title: Managing Member

AGENT:

Ocean II PLO LLC, a California limited liability company

By: Structural Capital Management Company II, LP, a Delaware limited partnership, its Manager

By: Structural Capital GP, LLC,

a Delaware limited liability company, its General Partner

By: /s/ Lawrence Gross
Name: Lawrence Gross
Title: Managing Member

Second Amendment to Third Amended and

Restated Loan and Security Agreement